UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A


                                 AMENDMENT NO. 5


    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                    6of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           BISHOP CAPITAL CORPORATION
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:
     2.   Aggregate number of securities to which transaction applies:
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4.   Proposed maximum aggregate value of transaction: 5. Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:
                          ----------------------------------------------------
2. Form, Schedule or Registration Statement No.:
                                                ------------------------------
3.Filing Party:
               ---------------------------------------------------------------
4. Date Filed:
              ----------------------------------------------------------------


                                       1.

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                           BISHOP CAPITAL CORPORATION
                         222 N. Broadway Avenue, Suite A
                             Riverton, Wyoming 82501

                                ___________, 2004

Dear Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders of Bishop Capital Corporation (the "Company" or "Bishop Capital") on _____________, ___________, 2004, at _____ __.m., Mountain Daylight Time. The Special Meeting will be held at the Company's offices at 222 N. Broadway Avenue, Suite A, Riverton, Wyoming.

     The accompanying Notice of Special Meeting and Proxy Statement describe the matters to be considered and voted upon at the Meeting. In addition to consideration of these matters, there will be a report to the shareholders on the affairs of the Company, and shareholders will have an opportunity to discuss matters of interest regarding the Company.

     It is important that your shares be represented, whether or not you plan to attend the Meeting personally. To ensure that your vote will be received and counted, please promptly complete, date and sign the Proxy included as Appendix A to the Proxy Statement and return it in the enclosed return envelope, whether or not you plan to attend the Meeting in person.

     We look forward to seeing you at the Special Meeting.

                                            Sincerely,



                                            Robert E. Thrailkill,
                                            Chairman of the Board

                           BISHOP CAPITAL CORPORATION
                         222 N. Broadway Avenue, Suite A
                             Riverton, Wyoming 82501

--------------------------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON __________, __________, 2004
--------------------------------------------------------------------------------


TO THE SHAREHOLDERS OF BISHOP CAPITAL CORPORATION:

     NOTICE is hereby given that the Special Meeting of Shareholders of Bishop Capital Corporation, a Wyoming corporation (the "Company" or "Bishop Capital"), will be held at the Company's offices at 222 N. Broadway Avenue, Suite A, Riverton, Wyoming, on __________, __________, 2004, at _______ __.m., Mountain
Daylight Time, to consider and take action on the following matters:

     1. In order that the Company's business operations can continue without the economic burden of being a public company (with approximately 1,700 shareholders of record who each own less than 110 shares of our common stock), the shareholders are being asked to approve an amendment to the Company's articles of incorporation to effect a 1 for 110 reverse stock split and the repurchase of fractional shares. If the reverse stock split and repurchase of fractional shares is approved and implemented, there will be less than 300 shareholders of record of the Company's common stock. The Company intends to terminate the registration of the common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act") Exchange Act pursuant to
          Section 12(g)(4) of the Exchange Act. The Company's duty to file periodic reports, such as quarterly and annual reports, and to make other filings with the Securities and Exchange Commission, will end; and

     2. To transact such other business as may properly come before the Meeting or any continuation, postponement or adjournment thereof.

     The statement of the foregoing proposals is only a summary of the information relating to the proposals set forth in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on ______________, 2004 as the record date (the "Record Date") for the determination of shareholders entitled to notice of the Special Meeting of Shareholders and entitled to vote at this Special Meeting and at any continuation, postponement or adjournment thereof.

     Date: __________, 2004 ("Notice Date")

                                            By Order of the Board of Directors


                                            Robert E. Thrailkill,
                                            Chairman of the Board

                           BISHOP CAPITAL CORPORATION
                         222 N. Broadway Avenue, Suite A
                             Riverton, Wyoming 82501

                            ------------------------

                                 PROXY STATEMENT
                            ------------------------


                                     GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Bishop Capital Corporation, a Wyoming corporation (the "Company" or "Bishop Capital"), for use at the Special Meeting of Shareholders to be held on __________, __________, 2004, at _____ __.m., Mountain Daylight Time (the
"Special Meeting"), or at any continuation, postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Company's offices at 222 N. Broadway Avenue, Suite A, Riverton, Wyoming. The Proxy and Proxy Statement will be mailed to shareholders on or about __________, 2004.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


     Among the matters to be considered at the Special Meeting is a proposal to amend the Company's articles of incorporation to effect the "reverse stock split," as defined in the summary term sheet below. If approved, the reverse stock split will enable the Company to "go private" and end its obligations to file periodic reports, such as quarterly and annual reports and to make other filings with the Securities and Exchange Commission ("SEC"). The summary term sheet below describes several effects of the reverse stock split, including that
(i) resulting fractional shares will be purchased at a price of $1.00 per whole share (pre-split); (ii) the $1.00 purchase price for the fractional shares is less than our book value of $2.36 per share and estimated liquidation value of $1.67 per share and (iii) shareholders that own less than 110 shares of our common stock prior to the reverse stock split will no longer participate in any growth or future earnings of the Company.

                               SUMMARY TERM SHEET

     This summary term sheet describes the most important material terms of the proposed transaction. This summary term sheet highlights summary information from this Proxy Statement about the proposed transaction. This summary term sheet may not contain all of the information that is important to you. For a more complete description of the transaction, you should carefully read this Proxy Statement and all of its Appendixes before you vote. For your convenience, we have directed your attention to the location in this Proxy Statement where you can find a more complete discussion of each item listed below. The Company's executive officers, directors and affiliates intend to vote their shares in favor of the proposed transaction.

     When and Where will the Special Meeting be Held? The Special Meeting will be held on __________, __________, 2004, at _____ __.m., Mountain Daylight Time,
at the Company's offices at 222 N. Broadway Avenue, Suite A, Riverton, Wyoming.

     Who is Entitled to Vote at the Special Meeting? Only shareholders of the Company at the close of business on ______________, 2004 will be entitled to vote at the Special Meeting. Please refer to the discussion set forth herein under the caption "Voting Securities."

     What is the Purpose of the Special Meeting? In order that the Company's business operations can continue without the economic burden of being a public company (with approximately 1,700 shareholders of record who each own less than 110 shares of our common stock), the shareholders are being asked to approve an amendment to the Company's articles of incorporation to effect a 1 for 110 reverse stock split and the repurchase of fractional shares, (the "reverse stock split" or "transaction"). If the reverse stock split and repurchase of fractional shares is approved and implemented, there will be less than 300 shareholders of record of the Company's common stock. The Company intends to terminate the registration of the common stock under the Exchange Act of 1934, as amended (the "Exchange Act") pursuant to Section 12(g)(4) of the Exchange Act. The Company's duty to file reports, such as quarterly and annual reports, and to make other filings with the SEC will end. Please refer to the discussion set forth herein under the caption "Proposal 1 - Purpose."

     What Vote is Required to Approve the Transaction? A majority vote in favor of the transaction by the outstanding shares entitled to vote thereon at the Special Meeting will be required to approve the transaction. The Company's officers and directors, which include all insiders and affiliates, as a group, own approximately 36.8% of the issued and outstanding shares of the Company's common stock. The Company's officers and directors intend to vote their shares in favor of the transaction. Abstentions will be counted for purposes of establishing a quorum only. Only those votes cast for the transaction will be counted as votes in favor or affirmative votes. Please refer to the discussion set forth herein under the caption "Proposal 1 - Vote Required For Approval of Proposal 1."

     Must Shareholders Attend the Special Meeting to Vote For or Against the Transaction? Shareholders may vote their shares for or against the transaction whether or not they attend the Special Meeting. Shareholders who do not plan to attend the Special Meeting should promptly complete, date and sign the Proxy included as Appendix A to this Proxy Statement and return it in the enclosed return envelope. Please refer to the discussion set forth herein under the caption "Proposal 1 - Vote Required For Approval of Proposal 1."

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     Has the Board of Directors Recommended How Shareholders Should Vote with
Respect to the Proposed Transaction? The Board of Directors has recommended that shareholders vote for the approval of the proposed transaction. The Company's executive officers, directors and affiliates intend to vote their shares in favor of the proposed transaction. Please refer to the discussion set forth herein under the caption "Proposal 1 - Vote Required For Approval of Proposal 1."

     What is the Reason for the Proposed Transaction? The 1 for 110 reverse stock split and repurchase of fractional shares is proposed to take us private by reducing the number of shareholders of record from over 1,800 to less than 300, thereby: (i) relieving us of the costs of filing public documents, (ii) relieving us from the ongoing and increasing obligations of regulation under the Securities Exchange Act of 1934, as amended, (iii) eliminating the cost of maintaining approximately 1,700 small shareholder accounts, and (iv) allowing us to continue our long-term business plans. Please refer to the discussion set forth herein under the caption "Proposal 1 - `Purpose' and `Reasons for the Transaction.'"

     What Consideration will Shareholders Receive if the Reverse Stock Split and Repurchase of Fractional Shares is Approved? If the reverse stock split and repurchase of fractional shares is approved by the shareholders and implemented, each share of existing $.01 par value common stock will be reduced to 1/110 of a share of $.01 par value common stock. New certificates representing fractional shares will not be issued. Instead, fractional shares will be purchased from holders at a rate of $1.00 per whole share of pre-split common stock ($110 per whole share of post-split common stock). This transaction will permit shareholders owning less than 110 shares to receive cash for all of their shares without having to pay brokerage commissions and the Company will pay all transaction costs in connection with the reverse stock split. Based on the number of shares of the Company's common stock outstanding as of the date of this Proxy Statement, we estimate that an aggregate of up to approximately $85,000 will be paid to shareholders (including shareholders who hold their stock in street name) for their fractional shares. A detailed discussion is set forth herein under the caption Proposal 1- `Exchange of Certificates and Payment of Fractional Shares,' `Effects of Reverse Stock Split and Repurchase of Fractional Shares,' and `Federal Income Tax Consequences.'"

     How will the Consideration be Paid to Holders of Fractional Shares if the Reverse Stock Split and Repurchase of Fractional Shares is Approved? If the shareholders approve the reverse stock split and repurchase of fractional shares, the Company will file the amendment to the articles of incorporation with the Secretary of Wyoming and the reverse stock split will be effective on the date of such filing. As soon as practicable after the amendment is filed, the Company will mail instructions for the surrender of such certificate to each holder of an outstanding certificate representing common stock. As soon as practicable after such holder surrenders to the Company a certificate, together with a duly executed letter of transmittal and other documents the Company may specify, the Company will deliver to the person in whose name such certificates have been issued: (i) a new certificate registered in the name of such person representing the number of full shares of common stock into which the shares of

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common stock represented by the surrendered certificate shall have been reduced by the reverse stock split and/or (ii) a Company check for payment for the repurchase of fractional shares. The Company will pay for the repurchase of fractional shares out of the Company's current working capital position. Please refer to the discussion set forth herein under the caption "Proposal 1 - Exchange of Certificates and Payment of Fractional Shares."


     Is the Consideration to be Received for Fractional Shares Fair? The Board of Directors and Robert E. Thrailkill, Chairman of the Board and the Company's largest shareholder, believe the consideration is fair to the unaffiliated shareholders because it represents a premium of approximately 25% over the historical average closing price for the Company's common stock on the Over the Counter Bulletin Board and in the Pink Sheets, from fiscal year ended March 31, 2002 until the public disclosure of the transaction on December 24, 2003 (the "historical market price"). The $1.00 purchase per whole share of common stock (pre-split) for fractional shares is less than our book value of $2.36 per share and estimated liquidation value of $1.67 per share. If the proposed transaction is approved, shareholders owning fewer than 110 shares of record will be "cashed out" and no longer participate in any growth or future earnings of the Company. The Board determined the transaction is fair to unaffiliated shareholders owning fewer than 110 shares of record because it provides them an opportunity that might not otherwise be available (given the illiquid market for the Company's common stock) to liquidate their holdings at a significant premium above historical market price and without brokerage commissions. Please refer to the discussion set forth herein under the caption "Proposal 1 - Fairness."



     Do the Officers and Directors have Interests in the Proposed Transaction that Differ from those of Unaffiliated Shareholders? The officers and directors have interests in the proposed transaction that differ from those of the unaffiliated shareholders, specifically the cashed out shareholders, to the extent they will (i) continue as officers and directors after the proposed transaction and (ii) continue to hold a substantial percentage of common shares following the proposed transaction. However, the officers and directors do not otherwise have interests in the proposed transaction that differ from those of unaffiliated shareholders. The shares of the affiliated and unaffiliated shareholders will be reduced in the same manner in connection with the reverse stock split and the affiliated and unaffiliated shareholders will receive the same consideration for any fractional shares that are repurchased. Please refer to the discussion set forth herein under the caption "Proposal 1 - Fairness."

     Did the Company Retain an Independent and Disinterested Third Party to Represent Unaffiliated Shareholders? The Board and Robert E. Thrailkill believe the transaction is not only substantively fair but also procedurally fair to both affiliated and unaffiliated holders of our common stock. The Company did not retain an independent and disinterested third party to represent unaffiliated shareholders. The Board of Directors determined that it was not in the best interests of the Company or its shareholders, including the Company's unaffiliated shareholders, to retain an independent financial advisor, third-party advisor or unaffiliated representative to prepare a report or opinion as to the procedural and/or substantive fairness of the proposed transaction. The Board determined that the expense of retaining such representation would outweigh the benefits to the Company and its shareholders. The Board noted that costs of being a public company and the resulting negative effect on the Company's financial situation is adversely affecting all shareholders, whether or not affiliated with the Company. Please refer to the discussion set forth herein under the caption "Proposal 1 - Fairness."

     What are the Material Federal Tax Implications of the Proposed Transaction? The receipt of a new certificate for full shares of common stock after the reverse stock split solely in exchange for an old certificate will not result in recognition of gain or loss to the remaining shareholders and their adjusted tax basis and holding period will remain the same. Shareholders who receive payment for fractional shares of common stock will recognize a gain or loss based on the difference between the amount of cash received and the adjusted basis of the repurchased fractional shares. The gain or loss may qualify as a capital gain or loss, depending on the holding period and the nature of the holding. In addition, the tax consequences of the transaction may vary depending upon, among other things, the particular circumstances of the shareholder. The Company will not recognize any gain or loss upon the reverse stock split and repurchase of fractional shares. However, all of Bishop Capital's net operating loss carryforwards will be retained by Bishop Capital. Therefore, Bishop Capital will benefit from the use of such loss carryforwards in future periods to the extent it has taxable income. Indirectly, the then current shareholders, which may include affiliates, could also benefit as Bishop Capital will not pay income taxes (except to the extent of any applicable alternative minimum taxes) that Bishop Capital might otherwise be required to pay. Please refer to the discussion set forth herein under the caption "Proposal 1 - Material Federal Income Tax Consequences of the Proposed Transaction."

     How will the Articles of Incorporation be Amended? Our articles of incorporation will be amended to reduce in a 1 for 110 ratio the total number of authorized shares of all classes of capital stock that the corporation shall have authority to issue from 20,000,000 shares to 181,820 shares. The total number of authorized shares of $.01 par value common stock no par value will be reduced from 15,000,000 to 136,364 and the total number of authorized shares of preferred stock will be reduced from 5,000,000 to 45,456 shares. Please refer to the discussion herein under the caption "Proposal 1 - Effects of Reverse Stock Split and Repurchase of Fractional Shares," and the amendment to the Company's articles of incorporation, included as Appendix B to this Proxy Statement.

     What Does Going Private Mean? If the reverse stock split and repurchase of fractional shares is approved and, thereafter, completed, we estimate that we will have less than 300 shareholders of record remaining. We will then terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended, as soon as possible after the approval by the shareholders by filing a Form 15 with the SEC. After the registration is terminated, we will not have to file periodic reports, such as quarterly and annual reports, and to make other filings with the SEC or to provide our shareholders with such report and filings. Please refer to the discussion herein under the caption "Proposal 1 - Effects of the Reverse Stock Split and Repurchase of Fractional Shares."

     Do I Have Appraisal or Dissenters' Rights? Any shareholder who dissents from the proposal is entitled to the rights and remedies of dissenting shareholders as provided in Sections 17-16-1301 through 17-16-1331 of the Wyoming Business Corporation Act ("WBCA"), subject to compliance with the

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procedures set forth therein. A copy of Sections 17-16-1301 through 17-16-1331 of the WBCA is included as Appendix C to this Proxy Statement. More detailed information is set forth herein under the caption "Proposal 1 - Appraisal and Dissenter's Rights."

                              REVOCABILITY OF PROXY

     If the enclosed Proxy is executed and returned, it will be voted on the proposals as indicated by the shareholder. The shareholder may revoke the Proxy at any time prior to its use by notice in writing to Sherry L. Moore, Secretary of the Company, by executing a later dated Proxy and delivering it to the Company prior to the Meeting or by voting in person at the Meeting.

                                  SOLICITATION

     The cost of preparing, assembling and mailing the Notice of Special Meeting, Proxy Statement and Proxy (the "Proxy Materials"), miscellaneous costs with respect to the Proxy Materials and solicitation of the Proxies will be paid by the Company. The Company also may use the services of its directors, officers and employees to solicit Proxies, personally or by telephone, telegraph, or other reasonable means, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Proxy Materials to those persons for whom they hold such shares and request authority for the execution of the Proxies, and will reimburse them for the reasonable out-of-pocket expenses they incur.

                                VOTING SECURITIES

     Shareholders of record at the close of business on _______________, 2004 (the "Record Date") will be entitled to vote on all matters considered at the Meeting. On the Record Date, the Company had approximately 897,022 shares of $.01 par value common stock, issued and outstanding. A majority vote in favor of Proposal 1 by the outstanding shares of the Company's common stock entitled to vote at the Special Meeting is required to approve the proposed transaction. The Company's officers and directors, which include all insiders and affiliates, as a group, own approximately 36.8% of the issued and outstanding shares of the Company's common stock. See "Security Ownership of Certain Beneficial Owners and Management." The Company's officers and directors intend to vote their shares in favor of Proposal 1. The holders of the common stock are entitled to one vote per share. The Company has no classes of voting securities outstanding other than its common stock. One-third of the issued and outstanding shares of all classes of voting securities entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholders meeting. Broker non-votes and abstentions will be counted for purposes of determining a quorum; however, they will not be counted as votes cast. Therefore, such votes will not have the effect of a negative vote or a vote against any proposal.

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


                                   PROPOSAL 1

APPROVAL OF AN AMENDMENT OF THE ARTICLES OF INCORPORATION TO EFFECT A REVERSE
              STOCK SPLIT AND THE REPURCHASE OF FRACTIONAL SHARES

     The Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend our articles of incorporation to affect a 1 for 110 reverse stock split and repurchase of fractional shares. A copy of the amendment to articles of incorporation is included as Appendix B to this Proxy Statement.

                                 Special Factors
                                 ---------------

Purpose

     The purpose of the reverse stock split is to cash-out the equity interests in the Company of each of the approximately 1,700 record holders of common stock, as well as an indeterminate number of beneficial holders holding common stock in the names of nominees, that, as of the effective date of the transaction, own fewer than 110 shares of common stock at a price equal to $1.00 per share of pre-spilt common stock.

     By cashing out the holders of fewer than 110 shares of common stock the Company will:

     o    eliminate the cost of maintaining small shareholder accounts;

     o permit such small shareholders to receive cash for all of their shares without having to pay brokerage commissions because the Company will pay all transaction costs in connection with the reverse stock split; and

     o reduce the number of shareholders of record of the Company to fewer than 300 persons in order to permit the Company to deregister its common stock under the Exchange Act.

Alternatives

     The Board of Directors considered the following alternative methods to the reverse stock split for achieving the result of reverting to the status of a private company:

     1. Tender Offer. The Board of Directors determined (i) it is unlikely that enough holders of small numbers of shares would make the effort to tender their shares, and (ii) such offer would be required to be extended to all holders, so the desired result of reducing the number of shareholders of record below 300 would not be assured and the cash cost would be much greater.

     2. Purchase of Shares on the Open Market. The impact of Company purchases on the limited trading volume could be significant and there is no assurance that sufficient small shareholders would participate to sufficiently reduce the number of shareholders.

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     3.   Spin-Off. A transfer of assets to a non-reporting subsidiary and a conventional spin-off of the subsidiary shares to the Company's shareholders. The Company's tax advisor advised that the spin-off would create tax liability to the Company and its shareholders.

     4. Parent Subsidiary Merger Resulting in the Parent's Dissolution. This raised an issue of registration of the subsidiary's shares, which would defeat the purpose of the deregistration.


     5. Third Party Conditional Offer to Purchase all of the Company's Outstanding Common Stock. In May 2004, Ravenswood Investment Company, L.P. ("Ravenswood") made a conditional offer to acquire not less than all of the outstanding shares of the Company for $1.25 per share. The offer is not a viable alternative to the going private transaction. The purpose of the transaction is to: (i) allow the Company to go private in order to save the substantial costs being incurred in remaining a public company; (ii) eliminate the expense of maintaining approximately 1,700 small shareholders accounts that in total own less than 10% of our outstanding shares; and (iii) allow all the other shareholders who in total own over 90% of our shares to remain shareholders after the transaction; with the opportunity to participate in potential future earnings and to benefit from the substantial cost savings of our no longer being a public company.


     The Board of Directors believes that the reverse stock split is the least costly and most expeditious means to take the Company private.

Reasons

     Management has been evaluating the significant and continually increasing cost, compared to the benefit, if any, of remaining a public company including the costs of maintaining accounts for approximately 1,700 shareholders of record owning less than 110 shares. The Company is incurring substantial expenses to be a public company. However, there is no liquid public market for the Company's common shares and it is unlikely that liquidity for the Company's shares will develop. The Board has determined that the costs of remaining a public company are not justifiable, nor in the best interest of the Company and its shareholders. For this reason, the Board is recommending the approval of the reverse stock split and repurchase of fractional shares in order that the Company may cease to be a public company, reduce its record shareholders to less than 300, and permit numerous small shareholders to receive cash for all of their shares without having to pay brokerage commissions.


     Management time, professional fees of accountants and lawyers and other costs incurred by the Company in complying with the reporting requirements of the Exchange Act have substantially increased. For fiscal year ended 2004, the Company incurred approximately $157,000 of Exchange Act reporting costs and expenses. The reporting costs and expenses consisted of (i) $30,000 of employee and other internal costs, (ii) $44,000 of accounting costs and fees, (iii) $72,000 of legal costs and fees, (iv) $6,000 of transfer agent costs and fees and (v) $5,000 of costs and fees for EDGAR filings. Moreover, the Company incurs transfer agent fees, administrative and other costs including printing and mailing to maintain the small shareholder accounts. The Company estimates,

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however, it will continue to have audit costs of approximately $14,000 in the future. Additionally, included in the above costs is approximately $57,000 of professional fees associated with the Company's preparing this Proxy Statement and related reports.


     The Company anticipates that management time, fees and costs incurred will further increase due to the enactment of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). A highly regarded national law firm has conducted a study on the costs of being a public company after the enactment of the Sarbanes-Oxley Act based on a survey of mostly small-cap and mid-cap public companies. The study concludes that the cost of being a public company has almost doubled and that the increase is primarily due to increased accounting and legal fees and director and officer liability insurance. The Increased Financial and Non-Financial Cost of Staying Public (Foley & Lardner, April 23, 2003). A subsequent study by the firm of mid-cap, small-cap and micro-cap public companies found that the costs of complying with the Sarbanes-Oxley Act fall disproportionately on smaller companies, particularly micro-cap companies. Increased Financial Costs of Corporate Governance After Sarbanes-Oxley Act for Florida Companies (Foley & Lardner, September 25, 2003).


     For fiscal years ended 2004 and 2003, the Company had net income (loss) of $(26,699) and $(408,387). (See "Material Federal Income Tax Consequences" below for a discussion of the income tax net operating loss carryforwards.) The Company had approximately $157,000 of 1934 Act reporting expenses in fiscal year ended 2004. The income in fiscal year ended 2004 was primarily from the sale of a property. Real property sales require several months to close, and while the Company continues to aggressively market its real property, real property sales have been sporadic in the past few years. In addition, unrealized gains realized in the Company's investment portfolio and royalty income have been volatile in the past and are dependent upon economic circumstances beyond the Company's control. The Company's financial statements, the accompanying notes and other financial information included in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004 are incorporated by reference and copies thereof are included with this Proxy Statement.


     Given the substantial costs of remaining a public company in light of the limited benefit, the Board believes a decision to remain a public company would be unjustifiable. In order that the Company's business operations can continue without the economic burden of being a public company, and to provide a source of liquidity for shareholders of small amounts of stock, the shareholders are being asked to approve an amendment to the Company articles of incorporation to effect a 1 for 110 reverse stock split and the repurchase of resulting fractional shares.

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


     If the reverse stock split and repurchase of fractional shares is approved and implemented, the Company estimates that there will be less than 300 shareholders of record of the Company's common stock. The Company had _________ shares of common stock issued on the Record Date. If the reverse stock split and repurchase of fractional shares is approved and implemented, each share of common stock will automatically be reclassified into 1/110 of a fully paid and non-assessable share of common stock without any further action on the part of the shareholders. Assuming no change in the number of outstanding shares from the Record Date, if the reverse stock split and repurchase of fractional shares is approved, and all fractional interests are purchased, the currently outstanding shares of common stock will be converted into approximately 7,400 shares of common stock held by approximately 145 record shareholders.

     The Company intends to terminate the registration of the common stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. The decision by the Company to terminate Exchange Act registration upon implementation of the reverse stock split and repurchase of fractional shares does not require shareholder approval and will not be voted on at the Meeting. The Company's duty to file periodic reports with the SEC, such as quarterly and annual reports, will end.

Fairness

     The Board of Directors and Robert E. Thrailkill, Chairman of the Board and the Company's largest shareholder, believe that the reverse stock split, taken as a whole, is procedurally and substantively fair to, and in the best interests of, the Company's affiliated and unaffiliated shareholders, including those who will receive only cash in lieu of fractional shares and will not receive any new shares of common stock. The Board considered both the favorable and unfavorable factors to the proposed transaction set forth below in reaching its conclusion. The Board performed the substantive and procedural fairness analysis itself. The Board believes it is qualified to perform the analysis as the Board is fully familiar with the Company's properties and operations, which are not extensive.

Factors in Support of the Reverse Stock Split:

     1. Cost Savings. The Board and members of management reviewed and discussed the Company's potential cost savings resulting from the termination of the registration of the Company's common stock, the elimination of maintaining approximately 1,700 small shareholders accounts and the anticipated effect of such savings on the Company's total expenses and future prospects. The Board also considered the substantial amount of time and effort currently expended by management in complying with the requirements of being a public company. See "Reasons for the Transaction," above.

     2. Opportunity for Small Unaffiliated Shareholders to Liquidate Holdings. The Board of Directors determined the reverse stock split is fair to unaffiliated shareholders owning fewer than 110 shares of record because it provides them an opportunity that might not otherwise be available given the illiquid market for the Company's common stock, to liquidate their holdings at a significant premium above the historical market prices without brokerage commissions or other transaction costs.

     3. Ability to Control Decision to Remain a Shareholder or Liquidate Common Stock. Another factor considered by the Board of Directors in determining the fairness of the transaction is that holders of fewer than 110 shares of common stock may elect to remain shareholders of the Company following the reverse stock split by acquiring sufficient shares so that they hold at least 110 shares in their account prior to the reverse stock split. The Board of Directors considers the structure of the going private transaction to be fair to cashed out shareholders because it allows them to control the decision as to whether to remain shareholders after the reverse stock split or to receive the cash consideration to be paid in connection with the reverse stock split.

Factors not in Support of the Reverse Stock Split:

     1. Termination of Public Sale Opportunities. Following the reverse stock split and the deregistration of the common stock, it is anticipated that the limited public market for shares of common stock will be further substantially reduced or eliminated altogether. Shareholders may no longer have the option of selling their shares of common stock on the public market. However, the current public market is highly illiquid.

     Because as a practical matter there currently exists very little liquidity for the common stock, the Board of Directors believes any further losses of liquidity will have little effect on unaffiliated shareholders and will be outweighed by the benefits of going private. In addition, the effect of further losses of liquidity will have the same impact on all of the Company's shareholders, whether affiliated or unaffiliated.

     2. Termination of Publicly Available Information. Upon terminating the registration of the common stock, the Company will no longer file, among other things, periodic reports with the SEC. However, the Company will provide year-end financial statements upon written request by a shareholder. Other information regarding the Company's operations and results that is currently available to the general public and the Company's investors will not be available after the Company has terminated the registration of its common stock without first contacting the Company and receiving consent to receive such information. The Board of Directors does not believe this factor makes the transaction unfair to unaffiliated shareholders because any detriment to unaffiliated shareholders that may result from the termination of the Company's public filings will be offset by the benefits to the Company of no longer being a public company.

     3. Inability to Participate in Future Increase in Value of the Company's Common Stock. Cashed out shareholders will have no further interest in the Company with respect to their cashed out shares and thus will not have the opportunity to participate in the growth and future earnings of the company or any potential increase in the value of such shares. The Board of Directors determined that this factor does not make the transaction unfair to cashed out shareholders because those shareholders who desire to hold common stock after the reverse stock split can do so by acquiring sufficient shares so that they hold at least 110 shares in their account prior to the reverse stock split. Furthermore, each of the cashed out shareholders have such a nominal ownership interest in the Company that any increase in their investment value would be minimal and is not considered material by the Board.

     Taking all of these factors into consideration, the Board determined that the advantages of effecting the reverse stock split and thereby terminating registration of the common stock outweighed the potential detriments of deregistration.

Fairness of the Transaction.

     The Board of Directors, including Robert E. Thrailkill, considered the factors below in reaching its conclusion as to the substantive and procedural fairness of the reverse stock split to the Company's affiliated and unaffiliated shareholders.

     Financial Fairness. The Board believes the transaction is in the best interests of the Company and is financially fair to our shareholders, including approximately 1,700 record holders of less than 110 shares who will be cashed out. It reached this conclusion based solely on its own evaluation. It did not retain an investment banker or other financial adviser to render a report or opinion on the financial fairness of the transaction; nor did it engage an appraiser to value the Company. The Board believes that the determination of the aggregate repurchase cost for fractional shares does not warrant the substantial expense of engaging bankers, advisers or appraisers.


     Fairness of Repurchase Price. As part of its evaluation, the Board focused on the fairness of the transaction to cashed out shareholders and determined to use historical market price as the basis to value the price per share for fractional shares, and to pay an approximate 25% premium over historical market price, as discussed below. The premium amount was determined by rounding up the historical market price of $0.76 to $1.00, to provide an added measure of fairness to the cashed out shareholders who will receive a significantly greater amount than historical market price. The basis for Bishop Capital using a 25% premium, as opposed to any other premium, is that $1.00 is a round number and it adds a further measure of fairness to the cashed out shareholders. The decision to use a 25% premium was otherwise arbitrary.

     Historical Market Value. The Company determined that historical market price together with a premium was the most appropriate basis to value its shares for the purposes of the transaction: eliminating the administrative expense of maintaining approximately 1,700 small accounts with less than 110 shares (1,200 of which own less than 55 shares), and enabling cashed out small account holders to liquidate their minimal investments for significantly more than historic market without paying market transaction costs including brokerage commissions. Having reviewed other alternative valuations, the Board believes historical market price to be in the best interest of the Company and all of its shareholders, both the remaining and cashed out shareholders. The Board reviewed as alternatives to historical market price as a basis for the repurchase price:
1.) book value; 2.) going concern value or earnings; and, 3.) liquidation value. The Board determined the alternatives inappropriate for the purposes of this transaction, for the reasons summarized as follows and described in greater detail below.


     1. Book Value. The market price per share of the Company's common stock has historically reflected a substantial discount from the net book value per share.

     2. Going Concern Value or Earnings. The Company does not believe it can prepare a going concern valuation with reasonable certainty because of our partial interest in businesses in different sectors and the relatively small scale of our interest. In addition, our revenues are sporadic and dependent upon circumstances beyond our control. Therefore, the Company does not believe that a valuation based on cash-flow or earnings projections can be prepared with any reasonable certainty.


     3. Liquidation Value. The Company's efforts from 1999 through 2002 to liquidate all or part of the Company's assets did not result in any sales. Such efforts were not successful. Therefore, it is no longer the intent of the Board to liquidate the Company. Moreover, our partial ownership of major assets and the disparity of assets adversely affects asset marketability and would unreasonably increase liquidation costs.


     The Company's common stock was previously traded on the OTC Bulletin Board under the symbol "BPCC." The Company did not timely file its Annual Report on Form 10-KSB for fiscal year ended March 31, 2003 and Quarterly Report on Form 10-QSB for the three months ended June 30, 2003 and was relegated to the Pink Sheets where its common stock is quoted under the symbol "BPCC." The Company is now current in its Exchange Act reporting and eligible for listing on the OTC Bulletin Board. However, no market maker has applied to the OTC Bulletin Board to make a market in the Company's common stock on the OTC Bulletin Board. There is no established trading market for the Company's common stock except for sporadic quotations. In fiscal year ended 2002 and the nine months ended December 31, 2003, a total of 18,800 and 17,800 shares of the Company's common stock were traded, respectively. In January, February and March 2004, a total of 4,100 shares, 1,100 shares and 2,000 shares of the Company's common stock were traded, respectively.

     The following table shows the high and low closing prices for the common stock of the Company for each quarter during the fiscal year ended March 31, 2003 and the nine months through December 24, 2003, when the reverse split transaction was announced. The quotations represent prices between dealers and do not include retail mark-up, markdown, or commission and may not represent actual transactions.

     Quarter Ended             High Closing             Low Closing
     -------------             ------------             -----------

        6/30/02                   $ 1.50                  $ .55
        9/30/02                     1.50                    .55
       12/31/02                      .55                    .55
        3/31/03                     1.01                    .55

        6/30/03                     1.25                    .55
        9/30/03                     1.50                    .20
       12/24/03                      .20                    .20


     The average historical closing price per share for this period is $0.76 (the "historical market price"). The Company is paying $1.00 per share (pre-split) for the repurchase of fractional shares, which is a premium of approximately 25% over the historical market price.

     Although the Board considered historical market price as the most appropriate measure of value for the fractional shares, it recognized that our common stock is thinly traded. One principal purpose for the transaction is to enable cashed out shareholders to liquidate their minimal investment in the Company without the transaction expense of brokerage commissions. Another principal purpose of the transaction is for the Company to eliminate the administrative expense of maintaining approximately 1,700 small accounts with less than 110 shares. These two purposes directly relate to the cash out of fractional shares of holders who will no longer be shareholders of the Company. By paying a premium over historical market price and paying the transaction costs that otherwise would be paid by these holders selling into the open market, the Company is paying a significantly greater amount than these holders would otherwise realize, if at all, upon sale after paying commissions.


     Alternative Repurchase Price Based on Book Value. In determining to rely on historical market price, the Board considered that the average historical price of $0.76 per share for our common stock reflects a substantial discount to our net book value of $2.36 per share at March 31, 2004. The Board acknowledges that the disparity between the $2.36 net book value and the $1.00 per share repurchase price for fractional shares weighs against the fairness of the transaction to cashed out shareholders. However, the Board also recognizes that the market price per share of the Company's common stock has historically traded at a discount from the net book value per share. For fiscal years ended 2003 and 2004, the Company's common stock has traded at discounts of 59% and 64%, respectively, from the net book value per share (based on the average closing price in each quarter during each period). The Board concluded that any potential inequity to cashed out shareholders from this aspect of the transaction is mitigated by the Company paying all costs of the transaction and that the cashed out shareholders do not have to pay brokerage commissions, which could amount up to $50 per transaction. The Board notes even taking into account the fact that cashed out shareholders do not have to pay brokerage commissions of up to $50 per transaction, the additional amount that a cashed out shareholder with 109 shares would receive if the Company offered book value per share is $98.24 ($2.36 per share net book value, less $1.00 per share repurchase price, times 109 shares, less $50). However, of the estimated 1,700 shareholders of record that the Company anticipates will be cashed out, approximately 1,260 shareholders of record have 55 shares or less, and the additional amount a cashed out shareholder with 55 shares or less would receive if the Company offered book value is $24.80 or less ($2.36 per share net book value, less $1.00 per share repurchase price, times 55 shares, less $50). In addition, any shareholder can elect not to be cashed out by acquiring sufficient shares so that they own at least 110 shares prior to the reverse split.


     Alternative Repurchase Price Based on Going Concern Value or Earnings. The Board did not consider a going concern valuation. While the Board expects the Company to continue as a going concern, an evaluation of going concern value would ordinarily focus on publicly available data on comparable companies with similar assets and operations in the same industry sector. However, because of our partial interests in businesses in different sectors and the relatively small scale of our interests, the Company does not believe it can prepare a going concern valuation with any reasonably certainty. In addition, the Company's revenues are sporadic and dependent upon circumstances beyond its control. The Company's real estate sales are sporadic and dependent upon economic circumstances beyond its control. The Company's gas royalty revenue is dependent on volatile natural gas price fluctuations, natural gas demand and third-party operations, all of which are circumstances beyond its control. Therefore, the Company does not believe it can prepare cash flow or earnings projection with any reasonable certainty. Based on the foregoing, the Board determined that any effort to apply a going concern or earnings valuation method would not be meaningful in assessing the consideration to be paid for fractional shares.


     Alternative Repurchase Price Based on Liquidation Value. From 1999 through 2002, the Company worked with five parties, including an outside consultant and industry contacts, for the sale of Company assets. Certain of these parties assisted the Company in attempting to sell all of its assets, while others assisted in attempting to sell the Company's real estate assets. The Company paid the outside consultant, Nash and Associates of Denver, Colorado, $12,000 to prepare marketing materials and to identify prospects to purchase the Colorado Springs property. None of the Company's attempts to liquidate the Company and/or its assets were successful.

     The Board concluded that the liquidation value of the Company's assets was not an appropriate analysis as it was not the intent of the Board to liquidate the Company. The Board also concluded that such action would not maximize shareholder value in view of the disparateness of the Company's assets and that certain significant assets were not 100% owned by the Company. These factors would adversely affect asset marketability and, the Board believes, substantially increase the costs of liquidation beyond any reasonable benefit of liquidation. The Board estimates that a liquidation of the Company would generate proceeds, net of liquidation expenses (estimated at 25% of asset value), of $1.67 per share. The following is a detailed discussion of the basis for the Company's estimated liquidation value.

     Other than cash of $106,700 and marketable securities valued at $1,436,400, the Company's assets include: (i) an 81% partnership interest in Bishop Powers, Ltd. (which owns real estate in Colorado Springs, Colorado); (ii) an 80% partnership interest in Bridger Creek Partnership (a gas royalty interest);
(iii) a partnership interest in Creekside Apartments, LLLP (which owns Creekside Apartments in Colorado Springs, Colorado); (iii) a membership interest in Idlewild, LLC (which owns real estate in Winter Park, Colorado); (iv) real estate, an office building, furniture, fixtures, vehicles and equipment located in Riverton, Wyoming; and (v) a note receivable. The Company has not had an appraisal performed on these assets.

     Partnership Interest in Bishop Powers, Ltd. The Company is the general partner and owns an 81% interest in the Bishop Powers, Ltd. limited partnership ("Bishop Powers"). In accordance with Generally Accepted Accounting Principals ("GAAP") the entire net book value of the assets of the partnership is consolidated into the Company's financial statements. However, based on the Company's 81% partnership interest, the estimated liquidation value of the Company's interest in these real estate interests is approximately $445,100. The estimated liquidation value of the 81% partnership interest in Bishop Powers, Ltd. is based on the book value of Bishop Powers (which is carried at 100% on Bishop Capital's financial statements) multiplied by the 81% partnership interest Bishop Capital actually has in Bishop Powers. The estimated liquidation value was not based upon third-party appraisals or comparable sales. Bishop Capital believes that (i) the decline in the economy in the area surrounding the property owned by Bishop Powers, (ii) Bishop Power's prior efforts to liquidate the property, (iii) Bishop Power's inability to contract for the sale of a lot in almost two years and (iv) the costs of improvements required in order to sell any additional lots, all indicate that the liquidation value of the property is not greater than book value.


     Bishop Powers acquired approximately 90 acres of land in Colorado Springs in 1991. In the initial years, Bishop Powers sold the most preferential acres and has only 18 acres remaining, most of which are non-prime, interior acres. Over the past several years the economy and the real estate market in Colorado Springs, Colorado have been in a decline. While the national economy is beginning to show some signs of strengthening, the Colorado Springs economy has yet to reflect any substantial improvement as it continues to work though the impact of over 9,000 layoffs since mid-2001 and the deployment of nearly 11,000 troops to Iraq from nearby Ft. Carson. Although, the Company did not experience significant effects from this decline until 2003 when the Ft. Carson troops were deployed for an extended period. The troops at Ft. Carson are a significant part of the economy in the area surrounding the Company's property. These factors combined with historically low home mortgage rates have pushed apartment occupancies down causing rental rate discounting. It is estimated that it will be several years before the economy recovers. Although the Colorado Springs economy is anticipated to begin to recover in 2004, the improvement will be slow. City of Colorado Springs 2004 Budget Report, Economic Overview and Outlook. Bishop Powers currently owns approximately two acres of developed and 16 acres of undeveloped land that it is holding for future sale. Bishop Powers is actively attempting to sell the rest of its real property. However, due to the current state of the Colorado Springs economy, and the fact that many of the more favorable parcels have already been sold, the Company anticipates that the sale of any additional properties will require an extended period of time. Any amounts ultimately realized by Bishop Powers on additional sales will be based upon market conditions at that time over which the Company does not have control. The Company also anticipates that additional funding will be required to perform the on-site and off-site development work necessary to complete any sales, substantially reducing the marketability of this property as a whole.


     Partnership Interest in Bridger Creek Partnership. The Company is the general partner and owns an 80% interest in the Bridger Creek Partnership ("Bridger Creek"). However, in accordance with GAAP, the entire net book value of the assets of the partnership is consolidated into the Company's financial statements. Bridger Creek owns a gas royalty interest and currently has a gas royalty receivable, which, based on the Company's 80% partnership interest is valued at $52,808. The Bridger Creek gas royalty receivable is Bishop Capital's share of royalties for which Bridger Creek has not yet been paid. The gas market is very volatile with large price fluctuations. The Company is not the operator of the property in which it owns the gas royalty interest and, therefore, is dependent upon third parties to successfully operate the property to maintain the revenue stream. In addition, the gas royalty is subject to a reversionary interest that will reduce the Company's gas royalty interest by 25% when the company has recovered its initial investment plus interest. The reversionary interest is based on the allocation of net income to Bishop Capital, as general partner, as follows: (i) until Bishop Capital has received cumulative net income of $1,050,000, plus interest at prime adjusted semi-annually, Bishop Capital receives the first $40,000 of annual net income from the partnership and 80% of annual net income in excess of $40,000; and (ii) thereafter, Bishop Capital will receive 60% of the annual net income from the partnership. The natural gas reserve records related to the property are not available to the Company. As with any non-renewing natural resource, the natural gas reserves related to the property are further depleted each year. These factors reduce the marketability of the gas royalty interest. Based on the Board's consultations with persons in the industry, royalty interests are typically valued at three years' of income generated by the interest. Accordingly, the Company estimated the liquidation value of the gas royalty interest to equal the Bridger Creek income for the last three fiscal years ended December 31, 2003, less the anticipated 25% reduction, which, based on the Company's 80% partnership interest, is $352,000. The valuation based on the prior three fiscal years' of income was not discounted for liquidation.

     Partnership Interest in Creekside Apartments, LLLP. The Company owns a 64.152% limited partnership interest in Creekside Apartments, LLLP. Under the terms of the partnership agreement, the Company may have to advance Creekside an additional $259,200 for costs associated with operating and other partnership matters. Creekside began leasing of completed apartments in November 2002. Notwithstanding a high initial occupancy rate, the occupancy rate declined in the first quarter of 2004 and Creekside had a net loss of $1,145,000 for the year ended December 31, 2003. As limited partner, Bishop Capital is not obligated to make capital contributions for operating deficits. However, the general partner in Creekside has indicated that the Company may be required to advance up to an additional $1,950,000 to preserve its current partnership interest percentage. (The Company currently does not intend to make any such advances.) Based on (i) the anticipated additional advances that may be required, (ii) the recent decline in the apartment occupancy rate, and (iii) the net loss of $1,145,000 for the year ended December 31, 2003, Company's interest in the partnership is not currently marketable. Therefore, the estimated liquidation value of the partnership interest is its book value of ($259,200).

     Membership Interest in Idlewild, LLC. The Company owns a 1.5% membership interest in Idlewild, LLC. Idlewild's only significant asset is 22 acres of improved but undeveloped land in Winter Park, Colorado purchased in November 2002 for $2.7 million. The estimated liquidation value of the membership interest is $50,000. The estimated liquidation value is not based on the value of Idlewild's assets, but rather is based on book value because Bishop Capital does not have any information that would suggest that the membership interest is worth any more or less than it paid for the interest.

     Assets Located in Riverton, Wyoming. The Company owns an office building in Riverton, Wyoming with a net book value of $137,099. The office building in Riverton is located on real estate that is leased until 2036. The Company could not find a comparable building located on leased real estate in Riverton, Wyoming. Based on the Board's real estate experience in the Riverton market, the Company estimates the liquidation value of the office building to be $150,000. The Company also has certain residential lots for sale in Riverton, Wyoming listed at approximately $75,000. The residential lots in Riverton are valued at the list price and have not been discounted for liquidation. The estimated liquidation value of the Company's other assets in Riverton consisting of a note receivable, furniture, fixtures, equipment and vehicles is approximately $53,000.

     The Company has notes payable, accounts payable and amounts due to minority interests totaling approximately $335,500.

     The estimated funds available for distribution to shareholders, after estimated liquidation costs of $531,528 (25% of estimated liquidation value of the Company's assets) and estimated severance and other related costs due in the event of liquidation of $100,000, is approximately $1,494,585 or $1.67 per share. This does not include an estimate of the possible tax liability in the event of liquidation. The 25% liquidation cost estimate is based on the Board's experience that typically: (i) auctioneers' fees in connection with a liquidation of assets are 20% of liquidation value; and (ii) advertising costs for an auction are 5% of liquidation value.

     The following table sets forth the Company's calculation of the liquidation valuation estimate.

          Bishop Capital Corporation
          Liquidation Valuation

          March 31, 2004

          Cash                                                         106,684
          Marketable securities                                      1,436,415
          Gas Royalty Receivables (.80)                                 52,808

                                                          ---------------------

             Total liquid assets                                     1,595,907


          Building                                                     150,000
          Furniture & Fixtures                                           2,000
          Vehicles & Equipment                                          48,000
                                                          ---------------------
                                                                       200,000

          Land - Colo Springs (book x .81)                             445,113

          Idlewild                                                      50,000

          Gas Royalty Interest ( 3 yrs income x.80)                    468,806
              (discount for 25% reduction)                           (117,202)
                                                          ---------------------
                                                                       351,605


          Note receivable                                                3,155


          Creekside Apartments - no equity                           (259,200)
          Riverton lots                                                 75,000

                                                          ---------------------

                                                                     2,461,579

          Payables                                                      92,937
          Note Payable                                                 186,919
          Minority interests                                            55,610

                                                          ---------------------

                                                                       335,466

                                                                     2,126,113

          Est. liquidation costs @ 25%                               (531,528)
          Severance & other related costs                            (100,000)

                                                          ---------------------

                                                                     1,494,585

          Est. liquidation value per share                          $     1.67

     The Board acknowledges that, like its alternative book value analysis, the disparity with the $1.00 per common share repurchase price weigh against the fairness of the transaction to cashed out shareholders. The Board does not view the disparity as material for the reasons stated in the Net Book Value discussion above - with the exception that the cashed out shareholders would not incur brokerage commissions in liquidation. Moreover, the Board does not consider its liquidation analysis as necessarily indicative of actual liquidation results. Bishop Capital believes although the liquidation value is higher than the amount it is offering per share, the transaction is fair because Bishop Capital does not intend to liquidate its assets and the shareholders are receiving a 25% premium over historical market value for their fractional shares. Bishop Capital estimates that of the approximately 900,000 shares of its common stock outstanding, only 85,000 pre-split shares, including the shares of both the remaining Shareholders and the cashed out shareholders, will be purchased in connection with the reverse split. Bishop Capital's decision to base the purchase price for fractional shares on historical market value, rather than liquidation value, is based on the business judgment of the Board taking into consideration the interests of Bishop Capital and all of its shareholders, including its remaining Shareholders and not just the cashed out shareholders.


     Financial Fairness - Conclusion. In reaching its conclusion on the financial fairness of the transaction, the Board did not assign any specific weights to the foregoing factors other than historical market. The Board unanimously concluded that the transaction as a whole is in the best interests of the Company and is fair to our affiliated and unaffiliated shareholders, including cashed out shareholders, from a financial standpoint. In selecting a valuation method, the Board concluded that a historical market price was more appropriate than reliance on net book value, going concern value or liquidation value in view of the limited relevance of each alternative.

     Procedural Fairness. The Board and Robert E. Thrailkill believe the transaction is procedurally fair to both affiliated and unaffiliated holders of our common stock for the following reasons:

     o The transaction is being effected in accordance with all requirements under Wyoming law and our articles of incorporation, which require the affirmative votes from the holders of a majority of our common stock outstanding on the record date. Our officers and directors as a group do not own a sufficient number of shares to assure approval of the Proposal.

     o Between the date of this proxy statement and the effective date of the transaction, all of our shareholders may have an opportunity to purchase additional common shares on the open market to adjust the number of our common shares they will own on the effective date so that holders who would otherwise be cashed out can continue as shareholders.

     o Under Wyoming law any shareholder has the right to dissent from the transaction and seek to obtain a valuation of his shares.

     o Although cashed out shareholders will be entitled to receive immediate cash consideration for their shares, the Company will bear the burden of the expenses of the going private transaction and the remaining shareholders will have no assurance when, if and for how much they will be able to liquidate their investments in our common stock.

     o The Company's executive officers and directors have interests in the proposed transaction that differ from those of unaffiliated shareholders, specifically the cashed out shareholders, to the extent they will (i) continue as officers and directors after the proposed transaction and (ii) continue to hold a substantial percentage of common shares following the proposed transaction. However, the Company's officers, directors and affiliates do not otherwise have interests in the proposed reverse stock split and repurchase of fractional shares that differ from those of unaffiliated shareholders. The shares of the affiliated and unaffiliated shareholders will be reduced in the same manner in connection with the 1 for 110 reverse stock split and the affiliated and unaffiliated shareholders will receive the same consideration for any fractional shares that are repurchased. The Company's executive officers, directors, and affiliates intend to vote their shares in favor of the proposed transaction.

     The Board has determined that it was not in the best interests of the Company or its shareholders, including the Company's unaffiliated shareholders, to retain an independent financial advisor, third-party advisor or unaffiliated representative to prepare a report or opinion as to the procedural and/or substantive fairness of the proposed transaction. The Board determined that the expense of retaining such representation would outweigh the benefits to the Company and its shareholders. The Board determined that the interests of the unaffiliated shareholders would be adequately represented and the proposed purchase price could be fairly determined by the Board. The Board noted that costs of being a public company and the resulting negative effect on the Company's financial situation is adversely affecting all shareholders, whether or not affiliated with the Company.

     The Board has determined it is unnecessary to require a majority vote of the unaffiliated shareholders to approve the reverse stock split and repurchase of fractional shares. All shareholders having fractional interests, including unaffiliated shareholders, will have an opportunity to assert dissenters' rights under Wyoming law. In addition, the proposed transaction will not materially change the rights, preferences or limitations of the unaffiliated shareholders who retain an equity interest in the Company.

     After reviewing the reverse stock split and its anticipated effects on the Company's shareholders, the transaction was unanimously approved and deemed procedurally and substantively fair to the unaffiliated shareholders by all of the members of the Board of Directors, including Robert E. Thrailkill. The Board unanimously recommends approval of the transaction by our shareholders. Each of our directors, officers and principal shareholders has indicated an intention to vote in favor of the transaction. See "Directors and Officers" and "Principal Shareholders."

            Exchange of Certificates and Payment of Fractional Shares
            ---------------------------------------------------------

     If the shareholders approve the reverse stock split and repurchase of fractional shares, the Company will file the amendment to the articles of incorporation with the Secretary of Wyoming and the reverse stock split will be effective on the date of such filing (the "Effective Date"). As soon as practicable after the Effective Date, the Company will mail to each holder of an outstanding certificate representing common stock instructions for the surrender of such certificate and procedures to be followed regarding a lost certificate. The instructions will include a letter of transmittal to be completed and returned to the Company with such certificate.

     As soon as practicable after such holder surrenders to the Company such certificate, together with a duly executed letter of transmittal and other documents the Company may specify, the Company will deliver to the person in whose name such certificates have been issued, (i) new certificates registered in the name of such person representing the number of full shares of common stock into which the shares of common stock represented by the surrendered certificate shall have been reduced by the reverse stock split, and/or (ii) cash for payment of the fractional shares. The payment for the repurchase of fractional shares will be paid out of the Company's working capital. Until surrendered, each certificate shall be deemed at and after the Effective Date to represent the number of full shares of common stock into which the shares of common stock represented by the surrendered certificate shall have been reduced by the reverse stock split and repurchase of fractional shares.

     For the purpose of determining ownership of common stock at the Effective Date, shares will be considered to be held by the person in whose name those shares are registered in the records of the Company, regardless of the beneficial ownership of those shares.

     No service charges, brokerage commission or transfer taxes shall be payable by any holder of any old certificate in connection with the issuance of a new certificate, except that if any certificates are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance pay to the Company any transfer taxes payable by reason thereof (or prior transfer of such surrendered certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, and (ii) such surrendered certificate shall be properly endorsed and otherwise in proper form for transfer.

     No certificates or scrip representing fractional shares of common stock shall be issued in connection with the reverse stock split and repurchase of fractional shares. Instead, shareholders holding a number of shares of common stock not evenly divisible by 110, and shareholders holding less than 110 shares of common stock, upon surrender of their old certificates will receive cash in lieu of fractional shares of common stock.

     The repurchase price is $1.00 per share (pre-split) of common stock. The price payable by the Company for the repurchase of fractional shares will be determined by multiplying the pre-split number of shares of common stock being repurchased by $1.00. The Company estimates that fractional shares totaling approximately 85,000 pre-split shares will be purchased in connection with the reverse split at a total cost of approximately $85,000.

     The Company estimates that approximately 310 of the record shareholders that hold less than 110 shares have had their proxy materials returned, undeliverable to the Company for more than two years. Any unclaimed funds payable to shareholders who do not deliver their certificates to the Company will be tendered to the State of Wyoming pursuant to its escheat laws.

       Effects of Reverse Stock Split and Repurchase of Fractional Shares
       ------------------------------------------------------------------

     If the reverse stock split and repurchase of fractional shares is approved, the Company's articles of incorporation will be amended to reduce in a 1 for 110 ratio the total number of authorized shares of all classes of capital stock which the corporation shall have authority to issue from 20,000,000 shares to 181,820 shares, of which the total number of authorized shares of $.01 par value common stock, will be reduced from 15,000,000 to 136,364 and the total number of authorized shares of Preferred Stock, no par value per share, will be reduced from 5,000,000 to 45,456 shares. See amendment to the Company's articles of incorporation, included as Appendix B to this Proxy Statement.

     Rights, Preferences and Limitations. There are no differences between the respective rights, preferences or limitations of the common stock before and after the reverse stock split and repurchase of fractional shares. If the reverse stock split and repurchase of fractional shares is approved and implemented, each shareholder's percentage interest will be the same as it was prior to the approval of the proposal, except for the effect of the elimination of fractional shares. There will be no differences with respect to dividend, voting, liquidation or other rights associated with the Company's common stock before or after the reverse stock split and repurchase of fractional shares.

     Market Capitalization. There can be no assurance that the total market capitalization of the common stock (the aggregate value of all the common stock at the then market price) after the proposed reverse stock split and repurchase of fractional shares will be equal to or greater than the total market capitalization before the proposed reverse stock split and repurchase of fractional shares or that the per share market price of the common stock following the reverse stock split and repurchase of fractional shares will either equal or exceed the per share market price immediately prior to the reverse stock split and repurchase of fractional shares.

     Potential Anti-Takeover Effect. The reverse stock split and repurchase of fractional shares is not being proposed in response to any effort of which we are aware by a third party to accumulate the shares of common stock or obtain control of the Company. However, the amendment to the articles of incorporation to affect the reverse stock split and repurchase of fractional shares could limit or otherwise affect the ability of third parties to take over or obtain change of the Company.


     Financial Effect. The Company estimates that the total cost of the going private transaction will be approximately $242,100, including $157,100 in expenses and $85,000 to purchase fractional shares. The purchase of fractional shares pursuant to the going private transaction will be funded from the Company's working capital. The condensed pro forma financial information is included as Appendix D to this Proxy Statement.


     Effect on Market for Shares. The Company's common stock is currently listed on the pink sheets and there is no liquid public market for our common stock. The Company estimates that the number of shares of common stock outstanding after the reverse stock split and repurchase of fractional shares, if affected will be approximately 7,400 held by approximately 145 shareholders. The Company has no current plans to issue additional shares of stock, but the Company reserves the right to do so at any time and from time to time at such prices and on such terms as the Board determines to be in the best interests of the Company and its shareholders. Persons who continue as shareholders following implementation of the reverse stock split and repurchase of fractional shares proposal will not have any preemptive or other preferential rights to purchase any of the Company's stock that may be issued by the Company in the future, unless such rights are currently specifically granted to such shareholder.

     Termination of Exchange Act Registration. The reverse stock split and repurchase of fractional shares proposal will terminate the public registration of the common stock with the SEC under the Exchange Act, and the Company intends to terminate this registration as soon as practicable after approval of the reverse stock split and repurchase of fractional shares proposal by the shareholders. The Company may terminate registration under the Exchange Act if the common stock is no longer held by 300 or more shareholders of record. Termination of registration of the common stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholders and to the SEC and would make certain provisions of the Exchange Act, such as the requirement of providing annual and quarterly reports to shareholders, no longer applicable to the Company. With respect to the executive officers and directors of the Company, in the event of the intended termination of registration of the common stock under the Exchange Act: a) executive officers, directors and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including without limitation, the reporting requirements and short-swing profit provisions of Section 16 thereof. Upon termination of Exchange Act registration, the Company will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws.

      Material Federal Income Tax Consequences of the Proposed Transaction

     The following discussion describes certain material federal income tax consequences relevant to the transaction. The discussion is based on the Code, existing and proposed Treasury regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis.

     The receipt of new certificate for full shares of common stock after the reverse stock split and repurchase of fractional shares solely in exchange for an old certificate will not result in recognition of gain or loss to the remaining shareholders. The adjusted tax basis of the remaining shareholder's common stock will remain the same. The shareholder's holding period of common stock will remain the same. Shareholders who receive cash in lieu of fractional shares of common stock will be treated as receiving cash as payment in exchange for their fractional shares of common stock, and they will be entitled to recognize a gain or loss on sale, based on the difference between the amount of cash received and the adjusted basis of the fractional shares surrendered for cash. The gain or loss may qualify as a capital gain or loss, depending on the holding period and the nature of the holding. The Company will not recognize any gain or loss upon the reverse stock split and repurchase of fractional shares.

     In addition, the tax consequences of the transaction may vary depending upon, among other things, the particular circumstances of the shareholder. For example, there may be tax consequences to shareholders: (a) who acquired common stock pursuant to the exercise of employee stock options or other compensation arrangements with the Company; (b) who are not citizens or residents of the United States; or (c) who are subject to special tax treatment under the Internal Revenue Code (such as dealers in securities, insurance companies, other financial institutions, regulated investment companies and shareholders who hold their shares as part of a hedge, straddle, or conversion transaction).

     The transaction is not expected to have any tax consequences to the Company or its affiliates. However, all of Bishop Capital's net operating loss carryforwards will be retained by Bishop Capital. Therefore, Bishop Capital will benefit from the use of such loss carryforwards in future periods to the extent it has taxable income. Indirectly, the then current shareholders, which may include affiliates, could also benefit as Bishop Capital will not pay income taxes (except to the extent of any applicable alternative minimum taxes) that Bishop Capital might otherwise be required to pay.

     Individual shareholders who receive proceeds from the repurchase of fractional shares will have a taxable transaction. The transaction will most likely result in either a taxable gain or loss to the shareholder from the disposition of their shares. Shareholders should consult with their tax advisor on the tax ramifications of this transaction to their personal tax situation.

     The tax discussion set forth above is included for general information only. To the individual nature of tax consequences, shareholders are urged to consult their tax advisors as to the specific tax consequences to them of the transaction, including the effects of applicable state, local or foreign income or other tax laws or federal tax laws other than those pertaining to income tax.

                        Appraisal and Dissenters' Rights
                        --------------------------------

     Under Wyoming law, each shareholder of the Company has the right to dissent from the consummation of the transaction and receive payment of the fair value of their common stock ("Dissenters' Rights"). Shareholders wishing to exercise their Dissenters' Rights must carefully comply with the applicable procedures set forth in Article 13 of the Wyoming Business Corporations Act ("WBCA"), which are summarized below. Shareholders who fail to follow the specific requirements of Article 13 will lose the right to payment of the fair value of their shares and will instead receive the consideration offered as part of the transaction. Appendix C to this Proxy Statement contains a complete copy of Article 13 of the WBCA. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the transaction, excluding any appreciation or depreciation in anticipation of the transaction unless that exclusion would be inequitable. We strongly encourage you to read Appendix C to this Proxy Statement for a complete understanding of your rights.

     THE FOLLOWING PARAGRAPHS SUMMARIZE THE PROCEDURES FOR DISSENTING SHAREHOLDERS PRESCRIBED BY ARTICLE 13 OF THE WBCA AND THE FULL TEXT OF ARTICLE 13 IS INCLUDED AS APPENDIX C TO THIS PROXY STATEMENT. WE ENCOURAGE YOU TO READ THIS STATUTE AND/OR CONTACT YOUR LEGAL COUNSEL FOR A MORE COMPLETE UNDERSTANDING OF YOUR RIGHTS AND DUTIES.

     Wyoming law provides that each record or beneficial shareholder of the Company is entitled to dissent from the transaction and demand payment of the fair value of their shares of common stock. A shareholder wishing to exercise Dissenters' Rights must (1) prior to a shareholder vote on the transaction, deliver to the Company written notice of his or her intent to demand payment for shares when and if the shareholders approve the transaction, and (2) either abstain from voting on or vote against the transaction. A shareholder who votes in favor of the transaction may not exercise Dissenters' Rights. A beneficial shareholder as defined by the WBCA must cause the record shareholder to notify the Company of his or her intent to dissent and demand payment. A beneficial shareholder should contact his or her record shareholder who owns the beneficial shareholder's shares for instructions on how to dissent.

     Within ten days after the transaction becomes effective, the Company must deliver a written dissenter's notice (the "Dissenter's Notice") to all shareholders who properly deliver written notice of their intent to demand payment and who also either abstain from voting on or vote against the transaction. In the Dissenter's Notice, the Company must (1) state where the Company will receive payment demands and the stock certificates, (2) inform holders of uncertificated shares to what extent transfer of shares will be restricted after the payment demand is received, (3) supply a form which the dissenting shareholder may use to demand payment, (4) set the date by which the Company must receive the payment demand and the stock certificates, which cannot be less than 30 nor more than 60 days after the delivery of the Dissenter's Notice, and (5) include a copy of Article 13 of the WBCA.

     Furthermore, the Dissenter's Notice may require that all beneficial shareholders of the dissenting shares, if any, certify that they have asserted or will assert their Dissenters' Rights.

     After receiving the Dissenter's Notice a shareholder must demand payment in writing and deposit any stock certificates according to the instructions in the Dissenter's Notice. Any shareholders who fail to demand payment in writing or properly deposit stock certificates will not be entitled to the fair value of their shares. A shareholder's demand for payment and the deposit of any stock certificates is irrevocable except as provided in the WBCA. Once a shareholder demands payment, and, in the case of certified shares, deposits the certificates with the Company, he or she may not transfer his or her shares. However, if the Effective Time of the transaction does not occur within 60 days after the date the Company sets as the day by which a shareholder must demand payment, the Company must return the deposited shares and lift the transfer restrictions, and send a new Dissenter's Notice to the shareholders.

     Upon the later of the effective date of the transaction, or upon receipt of a demand for payment by a dissenting shareholder, the Company must pay each dissenting shareholder who properly demands payment and deposits his or her stock certificates the amount the Company estimates to be the fair value of such shares, plus accrued interest. The payment must be accompanied by (1) the Company's balance sheet for the fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of change in shareholders' equity for that year, and the latest available interim financial statement; (2) a statement of the Company's estimate of the fair value of the shares; (3) an explanation of how the estimate was calculated; (4) a statement of the dissenting shareholder's right to demand payment if he or she rejects the Company's estimate of the fair value of the shares; and (5) a copy of Article 13 of the WBCA.

     A dissenting shareholder may reject the Company's valuation of the fair value of the shares if: (1) the dissenting shareholder believes that the amount paid or offered is less than the fair value of the shares or that the interest due is incorrectly calculated; (2) the Company fails to make payment within 60 days after the date set for demanding payment; or (3) the Company does not return the deposited stock certificates within the time specified by the WBCA. In order to reject the Company's estimation of fair value, the shareholder must notify the Company of his or her rejection in writing within 30 days after the Company makes or offers to pay each dissenting shareholder. This notification must include either the shareholder's own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of their estimate, less any payment already made by the Company, or a demand for payment of the fair value of the shares and interest due. In the event a demand for payment remains unresolved, the Company may commence a court proceeding to determine the fair value of the shares and accrued interest within 60 days after receiving the payment demand from a dissenting shareholder.

                    Vote Required For Approval of Proposal 1
                    ----------------------------------------

     A majority vote in favor of Proposal 1 by the outstanding shares entitled to vote thereon shall be required to approve the Proposal. Abstentions will be counted for purposes of establishing a quorum only. Only those votes cast for the Proposal will be counted as votes in favor or affirmative votes. Shareholders may vote their shares for or against the transaction whether or not they attend the Special Meeting. Shareholders who do not plan to attend the Special Meeting should promptly complete, date and sign the Proxy included as Appendix A to this Proxy Statement and return it in the enclosed return envelope.

     On ___________, 2004, the Board of Directors approved the transaction. The Company's executive officers, directors and affiliates intend to vote their shares in favor of Proposal 1.


Ravenswood has advised it may solicit shareholders with respect to Proposal 1.
------------------------------------------------------------------------------


     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 1.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
-----------------------------------------------

     The following table shows, as of __________, 2004, those persons known by the Company to be the beneficial owners of more than 5% of the Company's common stock:
                                                         Amount and
                                                          Nature
                        Name and Address               of Beneficial    Percent
  Title of Class        of Beneficial Owner               Ownership     Of Class

   Common Stock      Robert E. Thrailkill                  271,470       30.2%
                     222 N. Broadway Avenue, Suite A
                     Riverton, WY 82501
   Common Stock      Robert E. Robotti                      51,416(1)    5.7%(1)
                     52 Vanderbuilt Avenue
                     New York, NY  10017
   Common Stock      Ravenswood  Investment Company,        47,716(1)    5.3%(1)
                     L.P.
                     52 Vanderbuilt Avenue
                     New York, NY  10017


(1)According to a Schedule 13D filed with the SEC on July 6, 2004, Robert E. Robotti ("Robotti") beneficially owns 51,416 shares of the Company's common stock of which: 47,716 shares are owned by Ravenswood Investment Company, L.P., a New York limited partnership ("RIC"); 3,500 shares are owned by Robotti & Company, LLC, a New York limited liability company; and 200 shares are owned by Robotti & Company Incorporated, a New York corporation. Ravenswood Management Company, L.L.C. ("RMC"), serves as the general partner of RIC. Robotti and Kennith R. Wasiak are the managing members of RMC.

Security Ownership of Management
--------------------------------

     The following table shows, as of _________, 2004, management's ownership of the Company's common stock:

                                                     Amount and Nature
                     Name and Address                  of Beneficial    Percent
  Title of Class     of Beneficial Owner                 Ownership      Of Class

   Common Stock      Robert E. Thrailkill                 271,470         30.2%
                     222 N. Broadway Avenue, Suite A
                     Riverton, WY 82501


   Common Stock      Robert J. Thrailkill                  38,438          4.3%
                     222 N. Broadway Avenue, Suite A
                     Riverton, WY 82501

   Common Stock      Sherry L. Moore                       20,625          2.3%
                     222 N. Broadway Avenue, Suite A
                     Riverton, WY 82501

   Common Stock      All officers and directors           330,533         36.8%
                     as a group (three persons)

                  Summary Financial Data; Financial Statements

     Historical Financial Data. The summary historical financial data presented below for fiscal years ended March 31, 2004 and 2003 have been derived from the audited financial statements of the Company. In management's opinion all adjustments consisting only of normal recurring adjustments necessary to present fairly the financial data for and at the end of such periods have been made.

     The data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's financial statements, the accompanying notes and other financial information included in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004, which is incorporated by reference and copies of which are included with this Proxy Statement.

Statement of Operations Data:

                                                               Historical
                                                       ------------------------
                                                               Year Ended
                                                                March 31,
                                                       ------------------------
                                                         2004           2003
                                                       ---------      ---------
Real Estate Sales                                      $ 665,552      $    --
Gross Profit on Real Estate Sold                         508,049              0
Operating Expenses                                       479,161        477,132
                                                       ---------      ---------
Income (Loss) From Operations                             28,888       (477,132)
Other Income (Loss)                                      114,764         80,855
                                                       ---------      ---------
Income (Loss) Before Income Taxes                        143,652       (396,277)
Income Tax Provision (Deferred)                          (26,000)             0
                                                       ---------      ---------
                                                         117,652       (396,277)
Minority Interest In Income of Partnership              (144,351)       (12,110)
                                                       ---------      ---------

Net Income (Loss)                                      $ (26,699)     $(408,387)
                                                       =========      =========

Earnings (Loss) Per Share (Basic and Diluted)          $   (0.03)     $   (0.47)
                                                       =========      =========
Weighted Average Number of Shares
   Outstanding (Basic and Diluted)                       897,022        871,809
                                                       =========      =========

Balance Sheet Data:

                                                       Historical
                                               ---------------------------
                                                         As of
                                                        March 31,
                                               ---------------------------
                                                  2004              2003
                                               -----------     -----------
Cash and Cash Equivalents                      $   106,684     $    63,511
                                               ===========     ===========
Current Assets                                 $ 1,617,346     $ 1,289,728
                                               ===========     ===========
Working Capital                                $ 1,078,290     $   813,264
                                               ===========     ===========
Total Assets                                   $ 2,715,466     $ 2,678,710
                                               ===========     ===========
Current Liabilities                            $   539,056     $   476,464
                                               ===========     ===========
Long-term Debt, less current portion           $      --       $      --
                                               ===========     ===========
Total Liabilities                              $   594,666     $   531,211
                                               ===========     ===========
Retained Earnings (Deficit)                    $   (79,573)    $   (52,874)
                                               ===========     ===========

Total Stockholders' Equity                     $ 2,120,800     $ 2,147,499
                                               ===========     ===========

Net Book Value Per Share                       $      2.36     $      2.46
                                               ===========     ===========

     Pro forma Financial Data. The summary condensed pro forma unaudited financial data for fiscal year ended March 31, 2004 reflects the pro forma financial implications of the reverse common stock split and repurchase of the resulting fractional shares of common stock. The pro forma condensed balance sheet data as of March 31, 2004 includes certain pro forma adjustments as if the transaction had occurred on March 31, 2004. These adjustments relate to the repurchase of fractional shares and the estimated additional costs expected to be incurred to complete the transaction.


     The pro forma condensed statement of operations data for the year ended March 31, 2004 include certain pro forma adjustments to record additional expenses incurred by the Company in its effort to "go private," as if the transaction occurred at the beginning of the period presented. This pro forma data should be read in conjunction with the Company's (i) condensed pro forma financial information for fiscal year ended March 31, 2004, included as Appendix D to this Proxy Statement, and (ii) financial statements as filed on Form 10-KSB and for the period ended March 31, 2004, copies of which are included with this Proxy Statement.


     The pro forma financial data is not necessarily indicative of the Company's financial position or results of operations had the proposed transaction occurred, nor of future operations.

Statement of Operations Data:

                                            Year Ended
                                          March 31, 2004
                          ------------------------------------------------
                            Historical        Adjust-         Pro Forma
                                              ments
                          --------------  ---------------  ---------------

Real estate sales         $    665,552    $            -   $      665,552
Cost of sales                 (157,503)                -         (157,503)
                          ------------    --------------   --------------

Gross profit on real
  estate sold                  508,049                 -          508,049
Costs and expenses            (479,161)          (73,250)        (552,411)

Other income                   114,764                 -          114,764
Minority interest in
  (income) of
  partnerships                 (26,000)                -          (26,000)
                              (144,351)                -         (144,351)
                          ------------    --------------   --------------
Net income (loss)         $    (26,699)          (73,250)  $      (99,949)
                          ============    ==============   ==============
Net Income (loss)
  per share               $      (.03)    $      (13.50)   $      (13.53)
                          ===========     =============    =============

Weighted average
  number of shares                               (85,000)
  outstanding                  897,022          (804,640)           7,382
                          ============    ==============   ==============




Balance Sheet Data:

                                                                                   As of March 31, 2004
                                                                      ------------------------------------------------
                                                                       Historical       Adjustment        Pro Forma
                              Assets

Current Assets                                                        $   1,617,346    $   (158,250)     $  1,459,096
Net Property and Equipment                                                  205,379               -           205,379
Other Assets                                                                892,741               -           892,741
                                                                      -------------    ------------      ------------

Total Assets                                                          $   2,715,466    $   (158,250)     $  2,557,216
                                                                      =============    ============      ============

               Liabilities and Stockholders' Equity

Current Liabilities                                                   $     279,856    $          -      $    279,856
Minority Interests                                                           55,610               -            55,610
Investment in Limited Partnership-Creekside Apartments                      259,200               -           259,200

Stockholders' Equity
   Common stock                                                               8,971            (850)            8,121
   Treasury stock                                                                 -         (84,150)          (84,150)
   Capital in excess of par                                               2,191,402               -         2,191,402
   Retained earnings (deficit)                                              (79,573)        (73,250)         (152,823)
                                                                      -------------    ------------      ------------
         Total stockholders' equity                                       2,120,800        (158,250)        1,962,550
                                                                      -------------    ------------      ------------

Total Liabilities and Stockholders' Equity                            $   2,715,466    $   (158,250)     $  2,557,216
                                                                      =============    ============      ============

Net Book Value Per Share                                              $        2.36            -         $     265.85
                                                                      =============                      ============

     Hein + Associates LLP, the Company's independent auditors, have audited our financial statements at March 31, 2004 and for each of the years ended March 31, 2004 and 2003, as set forth in their report which is included the Company's
Annual Report on Form 10-KSB. The Company does not anticipate having a representative of Hein + Associates LLP at the Special Meeting.



     After the transaction, the Company will provide year-end financial statements upon written request by a shareholder.

       ADDITIONAL INFORMATION AND INCORPORATION OF DOCUMENTS BY REFERENCE


     We have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act, which contains additional information about the Company and the transaction. The Transaction Statement on Schedule 13E-3, Amendment 3 (SEC
File No. 51289, filed on April 16, 2004), and the Company's Annual Report on
Form 10-KSB for the year ended March 31, 2004 (SEC File No. 000-21867, filed on
July 15, 2004) are incorporated by reference into this Proxy Statement
(collectively, the "Incorporated Documents"). A copy of the Annual Report on
Form 10-KSB is included with this Proxy Statement. The Company will provide a


                                       35

copy of the Transaction Statement on Schedule 13E-3 without charge upon written request by any person who was a beneficial owner of shares of the Company's common stock on the record date for the Special Meeting. Any such shareholder also may obtain the exhibits to the Incorporated Documents upon written request. Each person making any such request will be required to pay a fee of $.25 per page to cover the Company's expenses in furnishing such exhibits. A request for a copy of the Schedule 13E-3, Amendment 3, and/or the exhibits to the Incorporated Documents should be directed to: Sherry L. Moore, Chief Financial Officer, Bishop Capital Corporation, 222 N. Broadway Avenue, Suite A, Riverton, WY 82501, telephone: (307) 856-3800. Each such request must set forth a good faith representation that, as of ____________, 2004, the record date for the Special Meeting, the person making such request was a beneficial owner of shares of the Company's common stock.


     We are currently subject to the reporting requirements of the Exchange Act and, therefore, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we have on file with the SEC at the SEC's public reference room in Washington, DC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov and are available for inspection and copying at our principal executive offices during regular business hours by any shareholder of the Company, or representative of shareholder who has been so designated in writing.

                          TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Special Meeting is as set forth above. If any other matter or matters are properly brought before the Special Meeting, or any continuation, postponement or adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

     Due to the cost of preparing and mailing proxy materials, the Company does not intend to hold an annual shareholders meeting in fiscal years ended March 31, 2004 and 2005. If the Company decides to hold an annual shareholders meeting and the Company is still subject to the proxy rules and reporting requirements under the Exchange Act, the Company will inform the shareholders of (i) the date by which shareholder proposals must be submitted to the Secretary of the Company at the Company's principal office for inclusion in the Company's proxy statement and form of proxy for the annual shareholders meeting and (ii) the date after which notice of a shareholder proposal submitted to the Secretary of the Company at the Company's principal office will be considered untimely.


                                            By Order of the Board of Directors


                                            ----------------------------
                                            Robert E. Thrailkill
                                            Chairman of the Board


Date:  __________, 2004

                                   APPENDIX A


                         SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON __________, __________, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned shareholder of Bishop Capital Corporation (the "Company") hereby constitutes and appoints Robert E. Thrailkill and Sherry L. Moore, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of the common stock of Bishop Capital Corporation standing in the name of the undersigned at the Special Meeting of Shareholders of Bishop Capital Corporation, to be held at the Company's offices at 222 N. Broadway Avenue, Suite A, Riverton, Wyoming, on __________, __________, 2004, at ____ __.m. Mountain Daylight Time, and at any adjournment or adjournments thereof. Management will vote its proxies to adjourn the meeting, if necessary, to insure that sufficient votes are obtained. The Company proposes the following matters:

     1. In order that the Company's business operations can continue without the economic burden of being a public company with approximately 1,700 shareholders of record who each own less than 110 shares of our common stock, the shareholders are being asked to approve an amendment to the Company's articles of incorporation to effect a 1 for 110 reverse stock split and repurchase of fractional shares. If the reverse stock split and repurchase of fractional shares is approved and implemented, there will be less than 300 shareholders of record of the Company's common stock. The Company intends to terminate the registration of the common stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. The Company's duty to file periodic reports, such as quarterly and annual reports, and to make other filings with the SEC, will end.

              For          _______

              Against      _______

              Abstain      _______

     2. Such other business as may properly come before the Meeting, or any adjournment or adjournments thereof.


THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO PROPOSAL 1. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR PROPOSAL 1. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

Please check if you intend to be present at the Special Meeting.  _____

Please mark, date and sign your name exactly as it appears hereon and return the Proxy in the enclosed envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the Meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.


Date:________________, 2004             Address if different from that on label:



---------------------------             ----------------------------------------
Signature(s)                            Street Address

                                        ----------------------------------------
___________________________             City, State and Zip Code
Print Name


---------------------------
Number of Shares

                                   APPENDIX B

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                           BISHOP CAPITAL CORPORATION

                              _______________, 2004

     The Articles of Incorporation of Bishop Capital Corporation (the "Corporation") are hereby amended as follows:

     The first paragraph of Article II shall be revised as follows:

     The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 181,820 shares, of which 45,456 shares shall be shares of Preferred Stock, no par value per share, and 136,364 shares shall be shares of Common Stock, $.01 par value per share.

     Article II, Sections II(a), (b) and (c), and the remainder of the Articles of Incorporation, shall remain unchanged.

     This amendment was adopted on _______________, 2004, by the shareholders.

     Prior to this amendment, the Corporation's only authorized class of voting securities was its Common Stock, $.01 par value, of which 15,000,000 shares were authorized and ________ shares were outstanding. All Common Stock in the Corporation is entitled to one vote per share for each matter coming before a meeting of the shareholders.

     On ______________, 2004, a duly constituted quorum of common shareholders approved the amendment. There were ________ shares of Common Stock representing ________ votes indisputable represented at the meeting. The number of common shares that voted in favor of the amendment was __________. The number of common shares that voted against the above amendments was ____________. The number of votes cast for the amendment by the common shares was sufficient for approval by the common shares.

     Without regard to any other provision of the Articles of Incorporation or Bylaws, each share of Common Stock issued and outstanding immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into 1/110th of a fully paid and nonassessable share of Common Stock, without increasing or decreasing the amount of capital of the Corporation, provided that no fractional shares shall be issued. Instead of issuing such fractional shares, the Corporation shall pay in cash the fair value of such fractional shares as of the time when this amendment becomes effective.

     IN WITNESS HEREOF, these Articles of Amendment to Articles of Incorporation have been duly executed on this _____ day of ______________, 2004



                                            BISHOP CAPITAL CORPORATION



                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                   APPENDIX C


                                   ARTICLE 13
                               DISSENTERS' RIGHTS

     17-16-1301.  Definitions.

          (a) As used in this article:

             (i) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

             (ii) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving, new, or acquiring corporation by merger, consolidation, or share exchange of that issuer;

             (iii) "Dissenter" means a shareholder who is entitled to dissent from corporate action under W.S. 17-16-1302 and who exercises that right when and in the manner required by W.S. 17-16-1320 through 17-16-1328;

             (iv) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

             (v) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all the circumstances;

             (vi) "Record shareholder" means the person in whose names shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation;

             (vii) "Shareholder" means the record shareholder or the beneficial shareholder.

     17-16-1302.  Right to dissent.

          (a) A shareholder is entitled to dissent from, and to obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

             (i) Consummation of a plan of merger or consolidation to which the corporation is a party if:

               (A) Shareholder approval is required for the merger or the consolidation by W.S. 17-16-1103 or 17-16-1111 or the articles of incorporation and the shareholder is entitled to vote on the merger or consolidation; or

               (B) The corporation is a subsidiary that is merged with its parent under W.S. 17-16-1104.

             (ii) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

             (iii) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

             (iv) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

               (A)  Alters or abolishes a preferential right of the shares;

               (B) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

               (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

               (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

               (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under W.S. 17-16-604.

             (v) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

          (b) A shareholder entitled to dissent and obtain payment for his SHARES under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     17-16-1303.  Dissent by nominees and beneficial owners.

          (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

          (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

             (i) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

             (ii) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

     17-16-1320.  Notice of dissenters' rights.

          (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

          (b) If corporate action creating dissenters' rights under W.S. 17-16-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in W.S. 17-16-1322.

     17-16-1321.  Notice of intent to demand payment.

          (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and shall not vote his shares in favor of the proposed action.

          (b) A shareholder who does not satisfy the requirements of subsection
(a) of this section is not entitled to payment for his shares under this article.

     17-16-1322.  Dissenters' notice.

          (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of W.S. 17-16-1321.

          (b) The dissenters' notice shall be sent no later than ten (10) days after the corporate action was taken, and shall:

             (i) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

             (ii) Inform holders of uncertificated shares to what extent TRANSFER of the shares will be restricted after the payment demand is received;

             (iii) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

             (iv) Set a date by which the corporation shall receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the notice required by subsection (a) of this section is delivered; and

             (v) Be accompanied by a copy of this article.

     17-16-1323.  Duty to demand payment.

          (a) A shareholder sent a dissenters' notice described in W.S. 17-16-1322 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to W.S. 17-16-1322(b)(iii), and deposit his certificates in accordance with the terms of the notice.

          (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

          (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

     17-16-1324.  Share restrictions.

          (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under W.S. 17-16-1326.

          (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     17-16-1325.  Payment.

          (a) Except as provided in W.S. 17-16-1327, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with W.S. 17-16-1323 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

          (b) The payment shall be accompanied by:

             (i) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

             (ii) A statement of the corporation's estimate of the fair value of the shares;

             (iii) An explanation of how the interest was calculated;

             (iv) A statement of the dissenter's right to demand payment under W.S. 17-16-1328; and

             (v) A copy of this article.

     17-16-1326.  Failure to take action.

          (a) If the corporation does not take the proposed action within sixty
(60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

          (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under W.S. 17-16-1322 and repeat the payment demand procedure.

     17-16-1327.  After-acquired shares.

          (a) A corporation may elect to withhold payment required by W.S. 17-16-1325 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

          (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under W.S. 17-16-1328.

     17-16-1328.  Procedure if shareholder dissatisfied with payment or offer.

          (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under W.S. 17-16-1325, or reject the corporation's offer under W.S. 17-16-1327 and demand payment of the fair value of his shares and interest due, if:

             (i) The dissenter believes that the amount paid under W.S. 17-16-1325 or offered under W.S. 17-16-1327 is less than the fair value of his shares or that the interest due is incorrectly calculated;

             (ii) The corporation fails to make payment under W.S. 17-16-1325 within sixty (60) days after the date set for demanding payment; or

             (iii) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

          (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty (30) days after the corporation made or offered payment for his shares.

     17-16-1330.  Court action.

          (a) If a demand for payment under W.S. 17-16-1328 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

          (b) The corporation shall commence the proceeding in the district court of the county where a corporation's principal office, or if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

          (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

          (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in the amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

          (e) Each dissenter made a party to the proceeding is entitled to judgment for:

             (i) The amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

             (ii) The fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under W.S. 17-16-1327.

     17-16-1331.  Court costs and counsel fees.

          (a) The court in an appraisal proceeding commenced under W.S. 17-16-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under W.S. 17-16-1328.

          (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

             (i) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of W.S. 17-16-1320 through 17-16-1328; or

             (ii) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

          (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                   APPENDIX D


                    PRO FORMA CONDENSED FINANCIAL INFORMATION

                                  INTRODUCTION
                                   (unaudited)



Bishop Capital Corporation (the "Company") has prepared the accompanying Proxy in the anticipation of having a shareholder vote to approve a reverse common stock split and the repurchase of fractional shares resulting from such reverse stock split. The accompanying condensed pro forma financial information reflects the pro forma financial implications of the Company's efforts toward "going private."


The pro forma condensed balance sheet as of March 31, 2004 includes certain pro forma adjustments as if the transaction had occurred on March 31, 2004. These adjustments relate to the repurchase of fractional shares and the estimated additional costs expected to be incurred after March 31, 2004 to complete the transaction.

The pro forma condensed statement of operations for the year ended March 31, 2004 includes certain pro forma adjustments to recorded additional expenses incurred by the Company in its effort to "go private", as if the transaction had occurred as of the beginning of the period presented.

This pro forma information should be read in conjunction with the Company's financial statements as filed on Form 10-KSB and for the year ended March 31, 2004.


The pro forma financial information is not necessarily indicative of the Company's financial position or results of operations had the proposed transaction occurred, nor of future operations.





                                              BISHOP CAPITAL CORPORATION

                                                     PRO FORMA
                                     CONDENSED BALANCE SHEET AS OF MARCH 31, 2004
                                                    (unaudited)


                                                                       HISTORICAL       ADJUSTMENT        PRO FORMA
                                                                      --------------   --------------    -------------
                              ASSETS
                              ------
CURRENT ASSETS                                                        $   1,617,346    $   (158,250) (A) $  1,459,096
NET PROPERTY AND EQUIPMENT                                                  205,379               -           205,379
OTHER ASSETS                                                                892,741               -           892,741
                                                                      -------------    ------------      ------------

TOTAL ASSETS                                                          $   2,715,466    $   (158,250)     $  2,557,216
                                                                      =============    ============      ============

               LIABILITIES AND STOCKHOLDERS' EQUITY
               ------------------------------------

CURRENT LIABILITIES                                                   $     279,856    $          -      $    279,856
MINORITY INTERESTS                                                           55,610               -            55,610
INVESTMENT IN LIMITED PARTNERSHIP-CREEKSIDE APARTMENTS                      259,200               -           259,200

STOCKHOLDERS' EQUITY
   Common stock                                                               8,971            (850) (A)        8,121
   Treasury stock                                                                 -         (84,150) (A)      (84,150)
   Capital in excess of par                                               2,191,402               -         2,191,402
   Retained earnings (deficit)                                              (79,573)        (73,250) (A)     (152,823)
                                                                      -------------    ------------      ------------
         Total stockholders' equity                                       2,120,800        (158,250)        1,962,550
                                                                      -------------    ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $   2,715,466    $   (158,250)     $  2,557,216
                                                                      =============    ============      ============
NET BOOK VALUE PER SHARE                                              $        2.36            -         $     265.85
                                                                      =============                      ============


NOTES TO CONDENSED PRO FORMA BALANCE SHEET:


(A) To record reduction of cash for the repurchase of fractional shares estimated to be purchased as a result of the reverse common stock split and estimated costs expected to be incurred subsequent to March 31, 2004, in connection with the Proxy and solicitation of votes.


                   Repurchase  of  85,000  fractional  shares  at  $1.00  per
                        fractional share                                           $       85,000
                   Estimated additional legal,  accounting and other costs to be  incurred  and  expensed in  conjunction  with the
                        proxy statement and repurchase                                     73,250
                                                                                   --------------

                                                                                  $       158,250



         The Company expects total costs of its "going private" transaction to approximate $245,995, however, approximately $87,745 of these costs were incurred and expensed prior to March 31, 2004, and therefore are not reflected in this pro forma adjustment. These costs, as well as other incremental restructuring costs associated with the Company's attempts at "going private," are included in adjustment (A) to the Pro
         Forma Condensed Statement of Operations.


                                      -2-




                                            BISHOP CAPITAL CORPORATION

                                                     PRO FORMA
                                         CONDENSED STATEMENT OF OPERATIONS
                                         FOR THE YEAR ENDED MARCH 31, 2004
                                                    (unaudited)


                                                              HISTORICAL        ADJUSTMENTS          PRO FORMA
                                                             ------------     --------------      --------------

  Real estate sales                                          $    665,552     $            -      $      665,552
  Cost of sales                                                  (157,503)                 -            (157,503)
                                                             ------------     --------------      --------------

  Gross profit on real estate sold                                508,049                  -             508,049
  Costs and expenses                                             (479,161)           (73,250) (A)       (552,411)

  Other income                                                    114,764                  -             114,764
  Deferred income tax provision                                   (26,000)                 -             (26,000)
  Minority interest in (income) of partnerships                  (144,351)                 -            (144,351)
                                                             ------------     --------------      --------------

  Net income (loss)                                          $    (26,699)           (73,250) (A) $      (99,949)
                                                             ============     ==============      ==============
  Income (loss) per share                                    $       (.03)    $       (13.50) (D) $       (13.53)
                                                             ============     ==============      ==============

  Weighted average
     number of shares                                                                (85,000) (B)
     outstanding                                                  897,022           (804,640) (C)          7,382
                                                             ============     ==============      ==============



NOTES TO CONDENSED PRO FORMA STATEMENT OF OPERATIONS:

(A) To adjust costs and expenses to reflect the total incremental costs incurred by the Company in its going private effort, including additional legal and accounting cost.

         Note that the anticipated cost savings of being a private company is not reflected in the pro forma condensed statement of operations.
         Although future amounts may vary, the past costs associated with being a public company are as follows:


                                                                              March 31, 2004
                                                                              --------------


          Recurring SEC reporting costs                                       $       69,142
          Proxy and other restructuring costs                                         56,967
                                                                              --------------

                                                                              $      126,109


         In addition, the Company estimates that it incurred $30,000 of employee and other internal costs associated with being a public company, which were not considered in the above table adjustment.

(B) To deduct 85,000 estimated fractional shares repurchased (without consideration for the 110 for 1 reverse split, which would have the same proportional effect to both historical and pro forma income (loss) per share).


(C)      To show the effect of the 110 to 1 reverse stock split.

(D) To recalculate income (loss) per share based on the estimated additional costs incurred in the going private transaction (A) and reduced shares outstanding included in (B) and (C).

                                      -3-
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